UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2024, New Horizon Resources LLC, a wholly-owned subsidiary of U.S. Energy Corp. (the “Company”, “we” and “us”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Warwick-Artemis, LLC (“Warwick-Artemis”). Pursuant to the Purchase Agreement, we agreed to sell oil and gas producing properties, including all oil and gas leases, wells and facilities, associated therewith located in Karnes County, Texas (the “Property”).

The Purchase Agreement includes an effective date of April 1, 2024, a purchase price of $6 million, subject to certain customary true-up rights for post-closing true ups for operating costs, taxes, and revenues prior to the effective date, and required Warwick-Artemis to pay us a deposit of 10% of the purchase price ($600,000)(the “Deposit”).

If the closing occurs, the Deposit is to be applied towards the adjusted purchase price. The Company may terminate the Purchase Agreement if (i) Warwick-Artemis is in breach of any of its covenants, representations, and warranties contained therein and such breach would have a material adverse effect; or (ii) if the closing does not occur as provided in the Purchase Agreement, assuming that failure to close by such date is not the fault of the Company and the Company stands, ready, willing, and able to close, and if the Company is not then in breach of its representations and warranties contained therein, then the Company may retain the Deposit as liquidated damages in lieu of all other damages and as the Company’s sole remedy in such event, and neither party shall have any further obligation to the other party. Warwick-Artemis may terminate the Purchase Agreement if (i) the Company is in breach of any of its covenants, representations, and warranties contained therein and such breach would have a material adverse effect; or (ii) if the closing does not occur as provided in the Purchase Agreement, assuming that failure to close by such date is not the fault of Warwick-Artemis and Warwick-Artemis stands, ready, willing, and able to close, and if Warwick-Artemis is not then in breach of its representations and warranties contained therein, then Warwick-Artemis may obtain a refund of the Deposit as liquidated damages in lieu of all other damages as Warwick-Artemis’s sole remedy in such event, and neither party shall have any further obligation to the other party.

The Company agreed to operate the Property in the ordinary course prior to the earlier of termination of the Purchase Agreement and the closing.

The Purchase Agreement includes customary representations and warranties, disclaimers and indemnification obligations, subject to certain minimum thresholds and caps (including limiting the liability of either party to no more than 40% of the aggregate purchase price), consistent with a transaction of the size and type of the acquisition, provides the parties thereto with specified rights and obligations and allocates risk among them in a customary manner.

The transaction, which is subject to customary closing conditions, is expected to close on or around July 31, 2024.

The Purchase Agreement contains representations, warranties and other provisions that were made only for purposes of the Purchase Agreement and as of specific dates and were solely for the benefit of the parties thereto. The Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company or Warwick-Artemis or the assets to be acquired from the Company. The representations and warranties made by the Company and Warwick-Artemis in the Purchase Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed  as Exhibit 10.1 to an amendment to this Current Report on Form 8-K.

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 1, 2024 (the “July 1st Form 8-K”), management plans to hold a conference call on Wednesday, July 10, 2024, at 10:00 a.m. ET/9:00 a.m. CT to discuss the completion of a recent acquisition and the entry into a letter of intent (each as discussed in greater detail in the July 1st Form 8-K) and to conduct a question-and-answer session in connection therewith.

On July 9, 2024, the Company filed a press release disclosing the entry into the Purchase Agreement, and certain other matters, a copy of which is attached hereto as Exhibit 99.2, which is incorporated by reference into this Item 8.01 in its entirety. Additionally, because of the effects from Hurricane Beryl, the Company announced it rescheduled its previously announced conference call from Wednesday, July 10, 2024, to Wednesday, July 17, 2024, at 10:00 a.m. ET/9:00 a.m. CT.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.		Description
10.1**	#	Purchase and Sale Agreement by and between New Horizon Resources LLC, as seller, and Warwick-Artemis, LLC, as buyer, dated July 9, 2024
99.1*		Press Release dated July 9, 2024
104		Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** To be filed as an amendment to this Current Report Form 8-K.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication and in Exhibits 99.1 and 99.2 included herewith, which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the Purchase Agreement and/or negotiations and any subsequent definitive agreements with respect to the proposed Synergy Offshore, LLC (“Synergy”) acquisition, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the proposed acquisition may differ materially from the terms and conditions set forth in a prior letter of intent entered into with Synergy (the “LOI”); (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Synergy acquisition and any definitive agreements with respect thereto; (3) the inability to complete the proposed transactions, including due to failure to obtain approval of the stockholders of the Company; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (5) the risk that the proposed transactions disrupt current plans and operations as a result of the announcement and consummation of the proposed transaction; (6) the ability to recognize the anticipated benefits of the proposed transactions and recent acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed transactions; (8) changes or other circumstances that could give rise to the right to Synergy or the Company (collectively, the “LOI Parties”) to terminate the LOI or assuming such definitive agreements are agreed to, the definitive agreements; (9) the effect of such termination, including fees potentially payable in connection therewith; (10) the ability to obtain approvals and meet other closing conditions to the acquisition on a timely basis or at all, including the risk that approvals required are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; (11) risks associated with the integration of recently acquired assets; (12) the Company’s ability to comply with the terms of its senior credit facilities; (13) the ability of the Company to retain and hire key personnel; (14) the business, economic and political conditions in the markets in which the Company operates; (15) the volatility of oil and natural gas prices; (16) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (17) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (18) risks relating to the future price of oil, natural gas and NGLs; (19) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (20) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (21) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (22) technological advancements; (23) changing economic, regulatory and political environments in the markets in which the Company operates; (24) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (25) actions of competitors or regulators; (26) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (27) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (28) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (29) risks related to military conflicts in oil producing countries; (30) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (31) the amount and timing of future development costs; (32) the availability and demand for alternative energy sources; (33) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (34) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (35) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (36) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (37) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any LOI Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication and in Exhibits 99.1 and 99.2 are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Synergy acquisition (the “Acquisition”), and assuming the Company can come to definitive acquisition terms with Synergy regarding the Acquisition, and such Acquisition terms continue to include the issuance of a material amount of shares of common stock of the Company, the Company plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Acquisition, which, when finalized, will be sent to the shareholders of the Company seeking their approval of the respective transaction-related proposals. This communication is not a substitute for any proxy statement or other document the Company may file with the Securities and Exchange Commission (SEC) in connection with the proposed Acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge, when available, through the website maintained by the SEC at www.sec.gov or from the Company at its website, https://usnrg.com. Documents filed with the SEC by the Company will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://usnrg.com or, alternatively, by directing a request by mail, email or telephone to U.S. Energy, Inc. at 1616 S. Voss, Suite 725, Houston, Texas 77057; IR@usnrg.com; or (303) 993-3200, respectively.

No Offer Or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Acquisition and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company, Synergy and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of the Company in respect of the proposed Acquisition under the rules of the SEC. Information about the Company’s directors and executive officers and their ownership of the Company is available in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 17, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Acquisition when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	July 9, 2024